Exhibit (21)


                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                  SUBSIDIARIES



                                        % Owned                 State of
Subsidiary Name                        By Parent              Incorporation



Cardinal Operating Company               100.00                  Delaware

Cross Bay Operating Company              100.00                  Delaware

Cumberland Operating Company             100.00                  Delaware

Independence Operating Company           100.00                  Delaware

Marsh Resources, Inc.                    100.00                  Delaware

Pine Needle Operating Company            100.00                  Delaware

TGPL Enterprises, Inc.                   100.00                  Delaware

Transco Cross Bay Company                100.00                  Delaware

TransCardinal Company                    100.00                  Delaware

TransCarolina LNG Company                100.00                  Delaware

TransCumberland Pipeline Company         100.00                  Delaware

Transco Independence Pipeline Company    100.00                  Delaware

WGP Enterprises, Inc.                    100.00                  Delaware

Williams Gas Processing -
   Gulf Coast Company, L.P.               99.00                  Delaware